Exhibit 5.2

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, N.Y. 10174-1901

(212) 818-8800

March 13, 2015

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by Arowana Inc. (the “Company”), a Cayman Islands company, under the Securities Act of 1933, as amended (“Act”), covering: (i) 7,200,000 units (the “Firm Units”), each unit consisting of one ordinary share of the Company, par value $.0001 per share (“Ordinary Shares”), one right (“Right”) to receive one-tenth (1/10) of an Ordinary Share on the consummation of an initial business combination and one warrant (“Warrant”) to purchase one half of one Ordinary Share, representing a total of 7,200,000 Ordinary Shares, 7,200,000 Rights (to receive 720,000 Ordinary Shares) and 7,200,000 Warrants (to purchase 3,600,000 Ordinary Shares), which the Company will sell to the underwriters (the “Underwriters”) for whom EarlyBirdCapital, Inc. ( “EBC”) is acting as representative, (ii) 1,080,000 units (the “Over-Allotment Units”), each unit identical to the units in the Firm Units, representing a total of 1,080,000 Ordinary Shares, 1,080,000 Rights (to receive 108,000 Ordinary Shares) and 1,080,000 Warrants (to purchase 540,000 Ordinary Shares), which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) an option (the “Purchase Option”) to purchase up to 720,000 units (the “Purchase Option Units”), each unit identical to the units in the Firm Units, representing a total of 720,000 Ordinary Shares, 720,000 Rights (to receive 72,000 Ordinary Shares) and 720,000 Warrants (to purchase 360,000 Ordinary Shares), which the Company will grant to EBC and its designees, (iv) all of the Purchase Option Units issuable upon exercise of the Purchase Option and (v) all of the Ordinary Shares, Rights and Warrants included in the Firm Units, Over-Allotment Units and Purchase Option Units, (vi) all of the Ordinary Shares issuable upon conversion of the Rights included in the Firm Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Arowana Inc.

March 13, 2015

Based upon the foregoing, we are of the opinion that:

1.     The Firm Units and Over-Allotment Units, when duly executed, issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.     The Rights included in the Firm Units and Over-Allotment Units, when duly executed and authenticated in accordance with the Rights Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.     The Warrants included in the Firm Units and Over-Allotment Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.     The Purchase Option, when duly executed and issued in accordance with and in the manner described in the Registration Statement, constitutes legal, valid and binding obligation of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and the Purchase Option Units issuable upon exercise of the Purchase Option, when issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Arowana Inc.

March 13, 2015

5.     The Rights included in the Purchase Option Units, when duly executed and authenticated in accordance with the Rights Agreement and issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.     The Warrants included in the Purchase Option Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller